UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2008
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(IRS Employer
Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Items 5.02(d)
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Items 5.02(d)
On August 4, 2008, Michael Bochert was elected to the Board of Directors of Zareba Systems, Inc. (the “Company”) as an independent Class II director, to hold office until the annual meeting of the Company’s shareholders in 2009. Mr. Bochert was also elected to serve on the Company’s Audit Committee and Compensation Committee.
Mr. Bochert, 64, is currently an independent investment banker and has 40 years of experience in investment banking and finance. From August 2007 to February 2008, Mr. Bochert was Executive Vice President of Corporate Strategy and Finance of the John Ryan Company. From 2004 to 2007, Mr. Bochert was a Managing Director of Investment Banking of Cherry Tree Securities, LLC, and from 2001 to 2004 he was a Principal with the Stonehill Group. Mr. Bochert has also held positions with Dain Bosworth, L.F. Rothschild, Unterberg, Towbin, and Piper, Jaffray & Hopwood, and was the founding President of the Minnesota Cooperation Office.
Mr. Bochert was not appointed to the Company’s Board of Directors pursuant to any arrangement or understanding between him and any other person. Mr. Bochert has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during its current or preceding fiscal year, nor are there any currently proposed transactions. In connection with his service as a director, Mr. Bochert will be entitled to the same compensation arrangements as the other independent directors of the Company, consisting of an annual retainer fee of $16,000 and meeting attendance fees of (i) $750 for each meeting of the Board attended, (ii) $50 for each breakfast or dinner meeting of the Board attended, and (iii) $500 for attendance at each meeting of a Committee on which he serves. Mr. Bochert will also be entitled to reimbursement of travel expenses and a monthly stipend of $50 to cover miscellaneous travel, telephone and meal expenses associated with Board responsibilities.
Mr. Bochert was elected to fill the vacancy on the Board caused by the resignation of Jerry W. Grabowski from the Board and the vacancies on the Audit Committee and Compensation Committee caused by the resignation of Dale A. Nordquist from those committees in connection with his appointment as the Company’s President and Chief Executive Officer. As a result of Mr. Bochert’s election, the Company has regained compliance with the independent director and audit committee composition requirements for continued listing on the Nasdaq Capital Market under Marketplace Rule 4350, as the Company again has a majority of independent directors on the Board and an Audit Committee consisting of three independent directors.
Item 8.01 Other Events.
On August 5, 2008, the Company issued a press release announcing the election of Mr. Bochert to its Board of Directors. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1      Press Release dated August 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 5, 2008

ZAREBA SYSTEMS, INC.

By:	/s/ Jeffrey S. Mathiesen

Jeffrey S. Mathiesen, Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
August 4, 2008	0-1388

Exhibit No.	Item

99.1	Press Release dated August 5, 2008.